                                             Filed Pursuant To Rule 424(B)2
                                             Registration No. 333-31692
Prospectus


                                  $100,000,000

                                  SALTON, INC.

                       By this prospectus, we may offer--

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities

         See "Risk Factors" on page 5 for information you should consider before buying the securities.

                                  ------------


         We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                  ------------


         This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                                  ------------


         Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                    This prospectus is dated March 24, 2000

                                     SUMMARY

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell in one or more offerings up to a total dollar amount of $100,000,000 of any combination of the following securities:

         --        shares of our common stock,

         --        shares of our preferred stock, and

         --        our debt securities

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

SALTON, INC.

         We were incorporated in Delaware. Our principal executive offices are located at 550 Business Center Drive, Mount Prospect, Illinois 60056 and our telephone number is (847) 803-4600.

COMMON STOCK

         We may issue shares of common stock. Common stockholders are entitled to receive dividends declared by the Board of Directors, subject to rights of preferred stock holders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

PREFERRED STOCK

         We may issue up to 2,000,000 shares of preferred stock under our certificate of incorporation, without further stockholder action, in one or more series. We will determine the dividend, voting, and conversion rights, and other provisions at the time of sale.

DEBT SECURITIES

         We may offer unsecured general obligations in the form of subordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior debt. Senior debt generally includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not senior to, or to have the same rank as, or is expressly junior to the debt securities.

         The subordinated debt will be issued under an indenture between us and a trustee to be appointed by us. We have summarized the general features of the subordinated debt from the indenture. The indenture will be filed as an exhibit to the registration statement we filed with the SEC with respect to the securities that may be offered hereunder if we offer any debt securities. Instructions on how you can get copies of these documents are provided below under the heading "Where You Can Find More Information."

GENERAL

         -- The subordinated debt securities will be subordinated to all senior debt.

         -- The indenture will not limit the amount of subordinated debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving our company.

         -- The indenture will generally allow us to merge or to consolidate with another U.S. company or convey, transfer or lease our properties and assets substantially as an entirety to another U.S. company, so long as the successor assumes our obligations under the indenture and immediately after giving effect to the transaction we are not in default under the indenture. If these events occur, the other company will be required to assume our responsibilities on the subordinated debt, and we will be released from all liabilities and obligations, except in the case of a lease.

         -- The indenture will provide that holders of a majority of the total principal amount of the subordinated debt outstanding in any series may vote to change our obligations or your rights concerning the subordinated debt. But to change the payment of principal, interest, or adversely effect the right to convert or certain other matters, every holder in that series must consent.

         -- We may discharge the indenture and defease restrictive covenants by depositing sufficient funds with the trustee to pay the obligations when due, as long as we are not in default under the indenture at that time. All amounts due to you on the subordinated debt would be paid by the trustee from the deposited funds.

EVENTS OF DEFAULT

         The following will be events of default under the indenture:

         --       Principal not paid when due,

         --       Sinking fund payment not made when due,

         --       Failure to pay interest for 30 days,

         --       Covenants not performed for 90 days after notice,

         --       Bankruptcy, insolvency or reorganization, and

         --       Any other event of default in the indenture.

REMEDY

         Upon an event of default, other than a bankruptcy, insolvency or reorganization, the trustee or holders of 25% of the principal amount outstanding in a series may declare principal immediately payable. However, the holders of a majority in principal amount may rescind this action.




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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains or incorporates by reference a number of forward-looking statements relating to Salton, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to:

         --       our financial condition;

         --       our results of operations;

         --       our business plans;

         -- our business strategies, operating efficiencies or synergies, competitive positions and growth opportunities for existing products;

         --       the plans and objectives of our management;

         --       the markets for our stock; and

         --       other matters.

         We consider any statements that are not historical facts as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management. They involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These differences could be material; therefore, you should evaluate forward-looking statements in light of various important factors, including those set forth or incorporated by reference in this document.

         Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

         -- the integration of Toastmaster, including the failure to realize anticipated revenue enhancements and cost savings;

         -- our relationship and contractual arrangements with key customers, suppliers and licensors;

         --       the risks relating to pending legal proceedings

         --       cancellation or reduction of orders;

         -- the timely development, introduction and customer acceptance of our products;

         -- dependence on foreign suppliers and supply and manufacturing constraints;

         --       competitive products and pricing;

         --       economic conditions and the retail environment;

         --       the availability and success of future acquisitions;



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         --       our degree of leverage;

         --       the risks related to intellectual property rights;

         --       year 2000 issues; and

         -- other factors both referenced and not reference in this prospectus.

         Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document and the other documents incorporated by reference, including our Annual Report on Form 10-K for the fiscal year ended June 26, 1999, including any amendments, and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 25, 1999 and December 25, 1999, including any amendments.

         You should not place undue reliance on these forward-looking statements, which speak only as of the date of such statements. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with those requirements file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Commission's public reference rooms at the following locations:

Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   Seven World Trade Center   Citicorp Center
Room 1024                Suite 1300                 500 West Madison
Washington, D.C.  20549  New York, NY 10048         Suite 1400
                                                    Chicago, Illinois 60661-2511

         Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These filings with the Commission are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents filed separately with the Commission. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document.



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         This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important business and financial information about Salton that is not included in or delivered with this document.

                                              Period
                                              ------

1)       Annual Report on Form 10-K           Fiscal year ended June 26, 1999.

2)       Quarterly Reports on Form 10-Q       Quarters ended September 25, 1999
                                              and December 25, 1999.

3)       Current Reports on Form 8-K          Dated December 9, 1999.

4) The description of the Salton's common stock under the caption "Description of Capital Stock" on pages 33 to 35 of the prospectus forming a part of the registration statement on Form S-1 (Reg. No. 33-42097) under the Securities Act of 1933, as amended, declared effective by the SEC on December 19, 1991.

         We also incorporate by reference additional documents that may be filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference through the Commission or the Commission's Internet web site as described above. You may also obtain them by requesting them from us in writing or by telephone at the following address or phone numbers:

                                  SALTON, INC..
                            550 Business Center Drive
                         Mount Prospect, Illinois 60056
                                 (847) 803-4600

Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge.

         You should rely only on the information contained or incorporated by reference in this document on any prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated February 25, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date.

                                  RISK FACTORS

         You should consider carefully the specific risks set forth under the caption "Risk Factors" in the prospectus supplement before making an investment decision.



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
                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of securities offered by this prospectus will be used to fund expansion of our business, including for:

         --       additional working capital,

         --       capital expenditures,

         --       acquisitions of products, technologies and businesses, and

         --       general corporate purposes.

When we offer a particular series of securities offered by this prospectus, the prospectus supplement relating to that offering will set forth the intended use of the net proceeds received from that offering. Pending the application of the net proceeds, we expect to invest the proceeds from the sale of offered securities in interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                     Fiscal Year Ended                  Twenty-Six Months Ended
                       ------------------------------------------------------------------------------------------
                        July 1,     June 29,    June 28,    June 27,    June 26,    December 26,     December 25,
                         1995         1996        1997        1998        1999          1998             1999
                         ----         ----        ----        ----        ----          ----             ----
Ratio of earnings
to fixed charges(1)      1.21x        1.28x       2.19x       5.10x       4.16x         7.25x            7.24x

(1) Calculated as follows:
    earnings = net income + fixed charges + income taxes

    fixed charges = interest expense + the portion of operating lease rentals which Salton estimates represents the interest element in such rentals + amortization of debt discount and expense.

DESCRIPTION OF THE DEBT SECURITIES

         The debt securities will be our subordinated debt securities. The subordinated debt securities will be issued under an indenture between us and a trustee to be appointed by us. The prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of subordinated debt securities.

         The following is a summary of the most important provisions and definitions of the indenture. For additional information, you should look at the applicable indenture that will be filed as an exhibit to the registration statement which includes this prospectus in the event we offer subordinated debt securities. In this description of the subordinated debt securities, the words "Salton", "we", "us" or "our" refer only to Salton, Inc. and not to any of our subsidiaries.

GENERAL

         Subordinated debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the subordinated debt securities of any series. We will not be limited as to the amount of subordinated debt securities we may issue under the indenture.



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         The prospectus supplement will set forth:

         --       the offering price,

         --       the title,

         --       any limit on the aggregate principal amount,

         -- the person who shall be entitled to receive interest, if other than the record holder on the record date,

         --       the date the principal will be payable,

         -- the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates,

         --       the place where payments shall be made,

         --       any mandatory or optional redemption provisions,

         -- if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula,

         -- if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

         -- the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount,

         -- if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount, any defeasance provisions if different from those described below under "Satisfaction and Discharge--Defeasance," any conversion or exchange provisions,

         -- whether the subordinated debt securities will be issuable in the form of a global security,

         -- any subordination provisions if different from those described below under "Subordinated Debt Securities,"

         -- any deletions of, or changes or additions to, the events of default or covenants, and

         --       any other specific terms of such subordinated debt securities.

         Unless otherwise specified in the prospectus supplement:

         -- the subordinated debt securities will be registered debt securities; and

         -- registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.



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         Subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

EXCHANGE AND TRANSFER

         Subordinated debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

         In the event of any potential redemption of subordinated debt securities of any series, we will not be required to:

         -- issue, register the transfer of, or exchange, any subordinated debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

         -- register the transfer of or exchange any subordinated debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

         We will initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

GLOBAL SECURITIES

         The subordinated debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

         -- be registered in the name of a depositary that we will identify in a prospectus supplement,

         --       be deposited with the depositary or nominee or custodian, and

         --       bear any required legends.

         No global security may be exchanged in whole or in part for subordinated debt securities registered in the name of any person other than the depositary or any nominee unless:

         -- the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

         --       an event of default is continuing, or

         --       any other circumstances described in a prospectus supplement.

         As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the subordinated debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:



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         --       entitled to have the subordinated debt securities registered in their names,

         -- entitled to physical delivery of certificated subordinated debt securities, and

         -- considered to be holders of those subordinated debt securities under the indenture.

         Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

         Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of subordinated debt securities represented by the global security to the accounts of its participants.

         Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

         Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary's policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

         The provisions of this paragraph will apply to the subordinated debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a subordinated debt security on any interest payment date will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date. Payment on subordinated debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

         We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

         All moneys paid by us to a paying agent for payment on any subordinated debt security which remain unclaimed for a period ending the earlier of:

         -- 10 business days prior to the date the money would be turned over to the state, or

         --       at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to Salton for such payment.



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CONSOLIDATION, MERGER AND SALE OF ASSETS

         We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

         -- the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

         -- the successor assumes our obligations on the subordinated debt securities and under the indentures,

         -- immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

         --       certain other conditions are met.

EVENTS OF DEFAULT

         The indenture will define an event of default with respect to any series of subordinated debt securities as one or more of the following events:

         (1) failure to pay principal of or any premium on any subordinated debt security of that series when due,

         (2) failure to pay any interest on any subordinated debt security of that series for 30 days when due,

         (3) failure to deposit any sinking fund payment when due,

         (4) failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture,

         (5) our bankruptcy, insolvency or reorganization, and

         (6) any other event of default specified in the prospectus supplement.

         An event of default of one series of subordinated debt securities is not necessarily an event of default for any other series of subordinated debt securities.

         If an event of default, other than an event of default described in clause (5) above, occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the subordinated debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above occurs, the principal amount of all the subordinated debt securities of that series, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

         After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.



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



         Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders offer the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

         A holder will have the right to begin a proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture only if:

         (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the subordinated debt securities of that series,

         (2) the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to begin the proceeding,

         (3) the trustee has not started the proceeding within 60 days after the request, and

         (4) the trustee has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series within 60 days after the original request.

         Holders may, however, sue to enforce the payment of principal, premium or interest on or after the due date without following the procedures listed in
(1) through (4) above.

         We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

         We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

         However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

         --       change the stated maturity of any subordinated debt security,

         -- reduce the principal, premium, if any, or interest on any subordinated debt security,

         -- reduce the principal of an original issue discount security or any other subordinated debt security payable on acceleration of maturity,

         -- change the place of payment or the currency in which any subordinated debt security is payable,

         -- impair the right to sue for any payment after the stated maturity or redemption date,

         -- modify the subordination provisions in a materially adverse manner to the holders,



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         --       adversely affect the right to convert any subordinated debt security, or

         -- change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

         We may be discharged from our obligations on the subordinated debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the subordinated debt securities.

         The indenture contains a provision that permits us to elect:

         -- to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of subordinated debt securities then outstanding; and/or

         -- to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

         (1) the subordination provisions under the subordinated indenture, and

         (2) covenants as to payment of taxes and maintenance of properties.

         To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the subordinated debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the subordinated debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

         If we elect to be discharged from all of our obligations as outlined above in the first bullet point in this section, the holders of the subordinated debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of subordinated debt securities and replacement of lost, stolen or mutilated subordinated debt securities.

NOTICES

         Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

         The indenture and the subordinated debt securities will be governed by, and construed under, the law of the State of New York, without regard to conflicts of laws principles.

REGARDING THE TRUSTEE

         The indenture will limit the right of the trustee, should it become a creditor of Salton, to obtain payment of claims or secure its claims.

         The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the subordinated debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.



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
SUBORDINATION

         The indebtedness evidenced by the debt securities will be subordinated to the extent provided in the indenture to the prior payment in full of all senior debt.

         Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior debt.

         As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

         In the event of any acceleration of the subordinated debt securities because of an event of default, holders of any senior debt would be entitled to payment in full in cash of all senior debt before the holders of debt securities are entitled to receive any payment or distribution.

         We are required to promptly notify holders of senior debt if payment of the debt securities is accelerated because of an event of default.

         We may also not make payment on the subordinated debt securities if:

         -- a default in the payment of senior debt occurs and is continuing, or

         -- any other default occurs and is continuing with respect to designated senior debt that permits holders or their representatives of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the indenture.

         We may and shall resume payments on, and may purchase or redeem or make a sinking fund or defeasance payment on, the subordinated debt securities:

         -- in case of a payment default, when the default is cured or waived or ceases to exist, and

         -- in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior debt has not been accelerated.

         No new payment blockage period may start unless 365 days have elapsed from the effectiveness of the prior payment blockage notice.

         No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

         The subordination provisions will not prevent the occurrence of any event of default under the indenture.

         If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full, then such payment will be held in trust for the holders of senior debt.



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



Definitions

         "designated senior subordinated debt" means certain existing senior debt and any of our other senior debt that expressly provides that it is "designated senior subordinated debt."

         "senior debt" means principal, premium and interest, including bankruptcy interest, and fees on the following:

         (1) our indebtedness evidenced by credit or loan agreement, note, bond, debenture or other written obligation;

         (2)   our obligations for money borrowed;

         (3) our obligations evidenced by a note in an acquisition of any businesses, properties or assets;

         (4)   capitalized leases;

         (5) leases for facilities, equipment or related assets for financing purposes, as determined by Sun;

         (6)   certain types of off-balance sheet real estate leases;

         (7)   interest rate and currency agreements;

         (8)   letters of credit, bankers' acceptances or similar facilities;

         (9) obligations issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable in the ordinary course of business;

         (10) obligations of the type listed in 1 through 9 above of another person and all dividends of another person, which we have either assumed or guaranteed or are liable or which is secured by a lien on our property; and

         (11)  any renewals or extensions listed in 1 through 10 above.

         However, senior debt shall not include:

         --    debt securities, or

         -- indebtedness if the terms of the indebtedness expressly provides that it is not superior in right of payment to the subordinated debt securities.

         "subsidiary" means:

         -- any corporation of which more than 66 2/3% is owned by us or by one or more or our other subsidiaries, and

         -- any partnership of which more than 66 2/3% of the equity capital or profit interest is owned by us or by one or more of our other subsidiaries.


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


                         DESCRIPTION OF PREFERRED STOCK

PREFERRED STOCK

         The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designations relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

         As of February 25, 2000, there were 40,000 shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to an additional 1,960,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock:

         --    designations, powers, preferences, privileges,

         --    relative participating, optional or special rights, and

         -- the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.

Any or all of these rights may be greater than the rights of the common stock.

         The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Salton or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

         The prospectus supplement will specify:

         --    the maximum number of shares,

         --    the designation of the shares,

         -- the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative,

         -- the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums,

         -- the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Salton's affairs,

         -- any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund,



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



         -- the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment,

         --    the voting rights, and

         -- any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

         Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate.

         Each global certificate will:

         -- be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement,

         -- be deposited with such depositary or nominee or a custodian for the depositary, and

         -- bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.


                              PLAN OF DISTRIBUTION

         We may sell the securities separately or together:

         -- through one or more underwriters or dealers in a public offering and sale by them,

         --    directly to investors, or

         --    through agents.

         We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

         --    at market prices prevailing at the times of sale,

         --    at prices related to such prevailing market prices, or

         --    at negotiated prices.

         We will describe the method of distribution of the securities in the prospectus supplement.

         Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

         We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

         All preferred stock and subordinated debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of preferred stock and subordinated debt securities may make a market in the preferred stock and subordinated debt securities. However, they are not obligated to make a market and may discontinue market making activity at any time. Therefore, we cannot give any assurances to you as to the liquidity of the trading market for any preferred stock or subordinated debt securities.

         Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


                                  LEGAL MATTERS

         The validity of the issuance of our securities offered by this prospectus will be passed upon for us by Sonnenschein Nath & Rosenthal, Chicago, Illinois.


                                     EXPERTS

         The consolidated financial statements and financial statement schedules of Salton, Inc. as of June 26, 1999 and June 27, 1998 and for each of the three years in the period ended June 26, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports with respect thereto and are incorporated herein by reference from Salton, Inc.'s Annual Report on Form 10-K in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Toastmaster as of December 31, 1998 and for each of the three years in the period ended December 31, 1998 have been incorporated by reference in this prospectus and in the registration statement in reliance on the report of KPMG LLP, independent auditors, included in Salton Inc.'s Annual Report on Form 10-K for the fiscal year ended June 26, 1999 and incorporated by reference in this prospectus.


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